EXHIBIT 99

FOR IMMEDIATE RELEASE                      CONTACT:    Louis Adams, Chris Barnes
                                                                                        (972) 770-4967 or (972) 770-4959

BRINKER INTERNATIONAL ANNOUNCES MANAGEMENT CHANGE

            DALLAS (Nov. 29, 2004) - Brinker International, Inc., today announced the resignation of Starlette Johnson as Executive Vice President and Chief Strategic Officer.

            Her resignation was by mutual agreement and is effective immediately.

            "Starlette has been instrumental in developing Brinker's strategic plan and putting into place the processes necessary to continue the successful implementation of our vision for the future," said Doug Brooks, Brinker President and CEO. "As she moves on to new challenges, we will miss the leadership, intellect and insight she brought to our team."

            Brinker International either owns, operates, franchises, or is involved in the ownership of more than 1,500 restaurants under the names Chili's Grill & Bar, Romano's Macaroni Grill, Maggiano's Little Italy, On The Border Mexican Grill & Cantina, Corner Bakery Cafe, Big Bowl Asian Kitchen, and Rockfish Seafood Grill.

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